Exhibit 10.1

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “First Amendment”) is entered into and made effective as of December 5, 2022, by and among YUMANITY THERAPEUTICS, INC., a Delaware corporation (“Yumanity”), YACHT MERGER SUB, INC., a Washington corporation and wholly-owned subsidiary of Yumanity (“Merger Sub”) and KINETA, INC., a Washington corporation (the “Company”). Yumanity, Merger Sub and the Company are sometimes individually referred to herein as a “Party” or collectively referred to herein as the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

A.    The Parties previously entered into that certain Agreement and Plan of Merger dated June 5, 2022 (the “Merger Agreement”).

B.    Section 10.2 of the Merger Agreement provides that the Merger Agreement may be amended with the approval of the respective boards of directors of the Company, Merger Sub, and Yumanity by an instrument in writing signed on behalf of each of the Company, Merger Sub and Yumanity.

C.    The Parties desire to amend the Merger Agreement pursuant to the terms and conditions of this First Amendment and the respective boards of directors of the Company, Merger Sub and Yumanity have each approved this First Amendment to be effective as of the date hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Articles 6, 7 and 8 of the Merger Agreement on or before December 15, 2022, the Parties shall use reasonable efforts to cause the Closing to occur on December 16, 2022.

2.    AMENDMENT TO SECTION 6.6. Section 6.6 the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“6.6    Concurrent Financing. The aggregate amount of cash proceeds received prior to the Closing, or to be received substantially simultaneously with the Closing, (i) by Yumanity in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement and (ii) by the Company in connection with any Interim Financing, shall not be less than $7,500,000.”

3.    AMENDMENT TO DEFINITION OF “COMPANY VALUATION”. The definition of “Company Valuation” in Exhibit A to the Merger Agreement is hereby deleted in its entirety and replaced with the following:

““Company Valuation” for purposes of calculating the Exchange Ratio means $153,000,000.”

4.    AMENDMENT TO DEFINITION OF “EXCESS PROCEEDS”. The definition of “Excess Proceeds” in Exhibit A to the Merger Agreement is hereby deleted in its entirety and replaced with the following:

““Excess Proceeds” shall mean an amount of cash equal to the gross proceeds from the Permitted Asset Disposition less the amount, if any, by which Yumanity Net Cash set forth on the Yumanity Closing Financial Certificate (calculated for these purposes as if none of the gross proceeds from the Permitted Asset Disposition are received by Yumanity) would be less than $7,500,000.”

5.    APPLICABLE LAW. This First Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws.

6.    HEADINGS. The bold-faced headings contained in this First Amendment are for convenience of reference only, shall not be deemed to be a part of this First Amendment and shall not be referred to in connection with the construction or interpretation of this First Amendment.

7.    ASSIGNABILITY. This First Amendment shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Amendment nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

8.    COUNTERPARTS. This First Amendment may be executed in multiple counterparts and transmitted by facsimile, by electronic mail in portable document format (“PDF”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a Party’s signature, with each such counterpart, facsimile or PDF signature constituting an original and all of which together constituting one and the same original.

9.    CONSTRUCTION. The terms of this First Amendment amend and modify the Merger Agreement as if fully set forth in the Merger Agreement. Upon the effectiveness of this First Amendment, all references in the Merger Agreement to “the Agreement” or “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Merger Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Merger Agreement, as applicable, shall refer to the Merger Agreement, as modified by this First Amendment. If there is any conflict between the terms, conditions and obligations of this First Amendment and the Merger Agreement, this First Amendment’s terms, conditions and obligations shall control. All other provisions of the Merger Agreement not specifically modified by this First Amendment are expressly preserved and remain in full force and effect.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date.

YUMANITY THERAPEUTICS, INC.

By:
Name:	Richard Peters
Title:	Chief Executive Officer

YACHT MERGER SUB, INC.

By:
Name:	Devin Smith
Title:	Chief Executive Officer

KINETA, INC.

By:
Name:	Shawn Iadonato
Title:	Chief Executive Officer